Exhibit 4.1

EARTHLINK, INC.,

as Company,

and the Subsidiary Guarantors party hereto

and

REGIONS BANK,

as Trustee

Indenture

Dated as of May 29, 2013

7.375% Senior Secured Notes due 2020

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections

§ 310(a)(1)	7.10
(a)(2)	7.10
(b)	7.03; 7.08
§ 311(a)	7.03
(b)	7.03
§ 312(a)	2.04
(b)	12.02
(c)	12.02
§ 313(a)	7.06
(b)(2)	7.07
(c)	7.05; 7.06; 12.02
(d)	7.06
§ 314(a)	4.16; 7.05; 12.02
(a)(1)	6.02
(b)(2)	11.07
(c)(1)	12.03
(c)(2)	12.03
(e)	12.04
§ 315(a)	7.02
(b)	7.02; 7.05; 12.02
(c)	7.02
(d)	7.02
(e)	6.11
§ 316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(b)	6.07
(c)	9.03; 12.05
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
§ 318(a)	12.01
(c)	12.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

i

EXHIBITS

EXHIBIT A	—	Form of Note
EXHIBIT B	—	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

INDENTURE, dated as of May 29, 2013, by and among EarthLink, Inc., a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (the “Subsidiary Guarantors”) and Regions Bank, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $300.0 million aggregate principal amount of its 7.375% Senior Secured Notes due 2020 (the “Notes”) issuable as provided in this Indenture.  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.

AND THIS INDENTURE FURTHER WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“Acquired Indebtedness” means Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with a Business Acquisition by the Company or a Restricted Subsidiary and not Incurred or issued in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Business Acquisition.

“Additional Interest” means any additional interest on the Notes that shall be due and payable pursuant to (i) the terms of the Registration Rights Agreement or (ii) Section 6.02(c).

“Additional Notes” means any Notes issued by the Company from time to time, in compliance with Sections 2.15, 4.03 and 4.08.

“Adjusted Consolidated Net Income” means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)                                 the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2)                                 solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.04(a) (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3)                                 solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.04(a), the net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4)                                 any gains or losses (on an after-tax basis) attributable to Asset Sales, the disposition of securities or the early extinguishment of Indebtedness;

(5)                                 solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.04(a), any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(6)                                 all extraordinary or non-recurring gains and losses;

(7)                                 the cumulative effect of a change in accounting principles;

(8)                                 any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill and other asset impairment charges;

(9)                                 any non-cash unrealized net after-tax income (loss) from Currency Agreements or Interest Rate Agreements or cash management obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments;

(10)                          any non-cash gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from obligations under Currency Agreements for currency exchange risk entered in relation with Indebtedness) shall be excluded;

(11)                          non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition”;

(12)                          any non-cash charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures”; and

(13)                          the amortization or write-off of financing fees in connection with the issuance of the Notes and the closing of the Credit Agreement.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-Registrar, Paying Agent, authenticating agent or agent for service of notices and demands.

“Agent Members” has the meaning provided in Section 2.07(a).

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:

(1)                                 1.0% of the then outstanding principal amount of the Note; and

(2)                                 the excess of:

(a)                                 the present value at such Redemption Date of (i) the Redemption Price of such Note at June 1, 2016 (as such Redemption Price is set forth in the table in Section 3.01(b)) plus (ii) all required interest payments due on such Note, through June 1, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)                                 the then outstanding principal amount of such Note.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries of:

(1)                                 all or any of the Capital Stock of any Restricted Subsidiary;

(2)                                 all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary; or

(3)                                 any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided, however, that “Asset Sale” shall not include:

(A)                               sales or other dispositions of inventory, services, receivables and other current assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(B)                               sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made pursuant to Section 4.04;

(C)                               sales, transfers or other dispositions of assets with a fair market value not in excess of $20.0 million in any transaction or series of related transactions;

(D)                               sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (D) of Section 4.10(b);

(E)                                a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(F)                                 the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property;

(G)                               to the extent allowable under Section 1031 of the Code, or any successor provision, any exchange of like property for use in the business of the Company or a Restricted Subsidiary;

(H)                              the sale or other disposition of Temporary Cash Investments;

(I)                                   dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive factoring or similar arrangements;

(J)                                   the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 4.08;

(K)                              dispositions of accounts receivable and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing;

(L)                                any disposition of the Specified Assets; or

(M)                            any sale or other disposition of assets of any Restricted Subsidiary that is not a Wholly Owned Subsidiary, except to the extent that the proceeds thereof are distributed to a Wholly Owned Restricted Subsidiary.

“Attributable Debt” means Indebtedness deemed to be Incurred in respect of a sale-leaseback transaction, which shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Authorized Representative” means (i) in the case of the Notes Secured Parties, the Trustee, (ii) in the case of the Initial Credit Agreement, the administrative agent thereunder, and (iii) in the case of any series of other Pari Passu Lien Indebtedness that becomes subject to the Intercreditor Agreement, the “Authorized Representative” named for such series of other Pari Passu Lien Indebtedness in the applicable joinder agreement to the Intercreditor Agreement.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Acquisition” means:

(1)                                 an investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business; or

(2)                                 an acquisition by the Company or any Restricted Subsidiary of the property and assets of any Person other than the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person; provided, however, that such division or line of business is engaged in a Permitted Business.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

“Business Disposition” means the sale or other disposition by the Company or any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) of:

(1)                                 all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2)                                 all or substantially all of the assets that constitute a division or line of business of the Company or any of the other Restricted Subsidiaries.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)                                 a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), has become the ultimate “beneficial owner” (as defined in Rule 13d-3 under the

Exchange Act) of more than 50% of the total voting power of the Company’s Voting Stock, on a Fully Diluted Basis;

(2)                                 individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new Directors whose election by such Board of Directors or whose nomination by such Board of Directors for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office;

(3)                                 the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(4)                                 any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act);

(5)                                 the adoption by the Company’s stockholders of a plan or proposal for the liquidation, winding up or dissolution of the Company; or

(6)                                 following a Parent Transaction, the Parent ceases to be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company;

provided, however, that a Parent Transaction shall not constitute a Change of Control.

“Closing Date” means May 29, 2013.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Subsidiary Guarantees pursuant to the Collateral Documents.

“Collateral Agent” means Regions Bank, in its capacity as collateral agent under the Collateral Documents, any successor thereto in such capacity and any other Person appointed as collateral agent pursuant to the terms of the Collateral Documents.

“Collateral Documents” means the Security Agreement, the Pledge Agreement and any other instruments, agreements and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Notes Secured Parties.

“Commodity Agreement” means any agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five and thereafter means such successor.

“Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its Chief Executive Officer, its President, any Executive Vice President, any Senior Vice President, any Vice President or its Chief Financial Officer and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

“Consolidated EBITDA” means, for any period and with respect to any Person, Adjusted Consolidated Net Income of such Person for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(A)                               Consolidated Interest Expense;

(B)                               income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

(C)                               depreciation expense;

(D)                               amortization expense; and

(E)                                all other non-cash items reducing Adjusted Consolidated Net Income (other than items that shall require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income other than the accrual of revenue in the ordinary course of business;

in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the aggregate amount of interest in respect of Indebtedness, including, without limitation, (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (iii) the net costs associated with Interest Rate Agreements; (iv) interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries; (v) the interest component of rentals in respect of Capitalized Lease Obligations; and (vi) dividends on Disqualified Stock, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; provided, however, that:

(1)                                 solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.04(a), the calculation of Consolidated Interest Expense shall exclude any interest of a Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

(2)                                 any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes shall be excluded from such calculation.

“Consolidated Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)                                 the aggregate principal amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)                                 the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent four fiscal quarters for which such Person’s financial statements have been filed with the SEC or provided to the Trustee pursuant to Section 4.17 (such four fiscal quarter period being the “Four Quarter Period”); provided that in making the foregoing calculation:

(A)                               pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B)                               pro forma effect shall be given to Business Dispositions and Business Acquisitions (including giving pro forma effect to the application of proceeds of any Business Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

(C)                               pro forma effect shall be given to business dispositions and business acquisitions (including giving pro forma effect to the application of proceeds of any Business Disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Business Disposition or Business Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such business dispositions or business acquisitions were Business Dispositions or Business Acquisitions that occurred on the first day of such Reference Period; and

(D)                               Indebtedness shall not include obligations under Currency Agreements, Interest Rate Agreements or Commodity Agreements that have been Incurred under Section 4.03(b)(4)(A);

provided that to the extent that clause (B) or (C) of this definition requires that pro forma effect be given to a Business Acquisition or Business Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.  Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of a responsible financial officer of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies resulting from the action being given pro forma effect that have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken within 12 months immediately following any such action.

The Four Quarter Period may include fiscal quarters of the applicable Person that ended, and Business Acquisitions and Business Dispositions by such Person that were consummated, before the date of this Indenture.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at Regions Bank, Regions Bank, Corporate Trust Department, 1180 West Peachtree Street, Suite 1200, Atlanta, GA 30309, Attn: Corporate Trust.

“Credit Agreements” means (i) the Initial Credit Agreement and (ii) any and all other credit agreements, vendor financings, or similar facilities or other evidences of indebtedness of the Company and any Restricted Subsidiary for the Incurrence of Indebtedness, including letters of credit, bankers acceptances and any related notes, Guarantees, collateral and security documents, indentures, instruments and agreements executed in connection therewith, in each case as the same may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to refinance or otherwise replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any such Credit Agreement or a successor Credit Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Director” means a member of the Board of Directors of the Company.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)                                 required to be redeemed prior to the Stated Maturity of the Notes;

(2)                                 redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or

(3)                                 convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or into or for Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “change of control” or similar event occurring prior to the Stated

Maturity of the Notes shall not constitute Disqualified Stock if the provisions relating to such “asset sale,” “change of control” or similar event applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.11 and such Capital Stock, or the agreements or instruments governing the repurchase or redemption rights thereof, specifically provide that such Person shall not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.11.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (i) a Foreign Restricted Subsidiary or (ii) a Subsidiary of a Foreign Restricted Subsidiary.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or, following a Parent Transaction, the Parent, other than:

(1)                                 public offerings with respect to the Company’s common stock registered on Form S-8; and

(2)                                 issuances to any Subsidiary of the Company.

“Excess Proceeds” has the meaning provided in Section 4.10(c).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in exchange for the Notes issued on the Closing Date or in exchange for any Additional Notes issued after the Closing Date, in each case pursuant to a Registration Rights Agreement and this Indenture.

“Excluded Accounts” means (a) any disbursement deposit account, the funds in which are used solely for the payment of salaries and wages, employee benefits, workers’ compensation and similar expenses or that has an ending daily balance of zero; (b) deposit accounts, securities accounts and commodities accounts, the average daily balance (determined for the most recently completed calendar month) in which does not at any time exceed $10.0 million in the aggregate for all such accounts; (c) trust accounts for the benefit of directors, officers or employees; (d) any account held by a Subsidiary that is not a Subsidiary Guarantor; and (e) deposit accounts, securities accounts and commodities accounts for which the balances contained therein are subject to a Lien permitted by clauses (4), (5), (15), (29) and (30) of the definition of “Permitted Liens.”

“Excluded Property,” which, except to the extent required by Section 4.08 due to any Lien granted in such Excluded Property in favor of any other Pari Passu Lien Indebtedness, will not be part of the Collateral, means: (a) any owned or leased real or personal property which is located outside of the United States, (b) any personal property (including, without limitation, motor vehicles, aircraft and other assets subject to certificates of title) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless pledged to secure the Credit Agreements, (c) the equity interests of any Foreign Subsidiary held by any other Foreign Subsidiary, (d) the equity interests of any Foreign Subsidiary in excess of sixty-six percent (66%) of the issued and outstanding voting equity interests of such Foreign Subsidiary, (e) any property which is subject to Liens securing purchase money Indebtedness or Capitalized Lease Obligations that are permitted by the Indenture and the Credit Agreement and which prohibit the granting of any other Liens in such property, (f) any leasehold interest of any Obligor, (g) any real property owned in fee simple that has an individual fair market value of less than $10.0 million, (h) any certificates, licenses and other authorizations issued by any governmental authority to the extent that applicable laws prohibit the granting of a security interest therein, (i) any property to the extent that the grant of a security interest therein would violate applicable law, require a consent not obtained of any governmental authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code or any other applicable law or principles of equity), (j) Excluded Accounts, (k) any Intellectual Property if the grant of a security interest therein would result in the invalidation of the Obligor’s interest therein, (l) any capital stock or other securities of any Subsidiary of the Company in excess of the maximum amount of such capital stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by the Company with the SEC, (m) accounts receivable of the Company and its Subsidiaries and any assets related thereto (including, without limitation, all collateral and all guarantees, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable) that, in each case, are transferred to a Receivables Subsidiary or to any other Person that is not the Company or a Subsidiary Guarantor in a Qualified Receivables Financing permitted by the Indenture and only from and after the time such assets are transferred to such Receivables Subsidiary or to any such other Person, (n) the Specified Assets, and (o) proceeds and products of any and all of the foregoing excluded property described in clauses (a) through (n) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (a) through (n) above; provided, however, that the security interest granted to the Collateral Agent under the Security Agreement or any other Collateral Document shall attach immediately to any asset of any relevant Obligor at such time as such asset ceases to meet any of the criteria for “Excluded Property” described in any of the foregoing clauses (a) through (n) above.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries in existence on the Closing Date (other than Indebtedness under Credit Agreements outstanding on the Closing Date).

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Final Offering Memorandum” means that certain offering memorandum, dated May 14, 2013, of the Company used in connection with the offering of the Notes.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Four Quarter Period” has the meaning provided in the definition of Consolidated Leverage Ratio.

“Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in (i) the “Accounting Standards Codification” of the Financial Accounting Standards Board, (ii) such other statements and pronouncements by such other entity as approved by a significant segment of the accounting profession and (iii) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in SEC staff accounting bulletins and similar written statements from the accounting staff of the SEC.  All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Notes” has the meaning provided in Section 2.01.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) office space leases or other leases of real property.

The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)                                 the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)                                 the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4)                                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)                                 all Capitalized Lease Obligations of such Person;

(6)                                 all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)                                 all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)                                 to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements; and

(9)                                 the maximum fixed redemption or repurchase price of Disqualified Stock, exclusive of accrued dividends, of such Person at the time of determination,

if and to the extent, in the case of clauses (1), (2), (4) and (5) any of such items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP.

Notwithstanding the foregoing, the following shall not constitute Indebtedness:

(A)                               any obligation in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, security or performance cash deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, in each case incurred in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(B)                               any obligation consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(C)                               cash management or similar treasury or custodial arrangements;

(D)                               any indebtedness that has been defeased or discharged in accordance with GAAP or defeased or discharged pursuant to the deposit of cash or cash equivalents (in an amount sufficient to satisfy all obligations, relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness;

(E)                                any obligation arising from the honoring by a bank or other financial institution or a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days after its incurrence;

(F)                                 money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness, so long as such money is held to secure the payment of such interest;

(G)                               the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

(H)                              any liability for federal, state, local or other taxes.

“Indemnified Party” has the meaning provided in Section 7.07.

“Indenture” means this Indenture as originally executed or as it may be amended, amended and restated or supplemented from time to time by one or more indentures or indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

“Initial Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of May 29, 2013, among the Company, the lenders party thereto from time to time, the subsidiaries of the Company party thereto as guarantors from time to time, Regions Bank, as administrative agent and collateral agent, and the other agents party thereto.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of May 29, 2013. among the administrative agent under the Initial Credit Agreement, on behalf of itself and the lenders and other secured parties under the Credit Agreement and its related security documents, the Trustee and the Collateral Agent, in each case on behalf of itself and the Notes Secured Parties, each additional “Collateral Agent” and “Authorized Representative” (each as defined therein), which may become party thereto after the date hereof, and consented to by the Company and the Subsidiary Guarantors, as the same may be amended, supplemented or otherwise modified from time to time.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Jefferies LLC, Fifth Third Securities, Inc. and Regions Securities LLC.

“Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, trademark applications, service mark applications, trade name applications, copyright applications, patent applications, franchises relating to any of the foregoing, licenses relating to any of the foregoing, and other intellectual property rights.

“Interest Payment Date” means each semi-annual interest payment date on June 1 and December 1 of each year, commencing on December 1, 2013.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company’s balance sheet or those of any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)           the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)           the fair market value of the Capital Stock (or any other Investment) held by the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of Section 4.06; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1)           “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)           the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Net Cash Proceeds” means,

(1)           with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(a)           brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants, consultants and investment bankers) related to such Asset Sale,

(b)           provisions for all taxes (whether or not such taxes shall actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

(c)           payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) owed to a Person (other than the Company or any Restricted Subsidiary and other than under any Pari Passu Lien Indebtedness) owning a beneficial interest in the assets subject to the Asset Sale that is required to be paid as a result of such sale, and

(d)           appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2)           with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a “U.S. person,” as defined in Regulation S.

“Notes” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall include the Notes initially issued on the Closing Date and any other Notes, including Exchange Notes and any Additional Notes, issued after the Closing Date under this Indenture.  For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

“Notes Secured Parties” means (i) the Holders of the Notes, (ii) the Trustee, (iii) the Collateral Agent and (iv) any successors, indorsees, transferees and assigns of each of the foregoing.

“Obligor” means a Person obligated as an issuer or guarantor of the Notes.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)           the covenant pursuant to which the offer is being made and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

(2)           the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)           that any Note not tendered shall continue to accrue interest pursuant to its terms;

(4)           that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)           that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)           that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

(7)           that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)           in the event of an Offer to Purchase as a result of the occurrence of a Change of Control exclusively, the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to such Change of Control.

On the Payment Date, the Company shall:

(A)          accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

(B)          deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(C)          deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and, in the event the Notes are Physical Notes, the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee shall act as the Paying Agent for an Offer to Purchase.  The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

“Officer” means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) of the definition thereof in lieu of being signed by one of such officers or directors listed in clause (i) of the definition thereof and one of the officers listed in clause (ii).  Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in Section 12.04.

“Offshore Global Note” has the meaning provided in Section 2.01.

“Offshore Physical Note” has the meaning provided in Section 2.01.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 12.04.

“Parent” means any Person that as a result of and after a Parent Transaction is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

“Parent Transaction” means a transaction, whether by merger, contribution, capitalization or otherwise, pursuant to which the Company becomes a wholly-owned Subsidiary of Parent; provided that all of the Subsidiaries of the Company immediately prior to such transaction (other than any Subsidiary participating in such transaction that ceases to exist upon the consummation of the transaction) shall remain Subsidiaries of the Company immediately after such transaction and the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of the Company immediately prior to such transaction shall be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of the Parent in substantially the same proportion immediately after such transaction.

“Pari Passu Lien Indebtedness” means (i) the Notes issued on the Closing Date and the Subsidiary Guarantees thereof, (ii) any other Indebtedness secured by Collateral under clause (1) of the definition of “Permitted Liens” that is equal in priority to the Notes (which, for the avoidance of doubt, shall not include any Qualified Receivables Financing), and (iii) other obligations of the Company Incurred under Interest Rate Agreements, Commodity Agreements or Currency Agreements and cash management or similar treasury or custodial arrangements (in each case only to the extent that the obligations described in this clause (iii) are obligations owed to Persons who are also present or former Pari Passu

Lien Indebtedness Parties (or Affiliates of present or former Pari Passu Lien Indebtedness Parties) with respect to the Indebtedness described in the preceding clause (ii)); provided that on or before the date on which such other Indebtedness is Incurred by the Company or any Subsidiary Guarantor, as the case may be, (a) such Indebtedness is designated by the Company in an Officers’ Certificate delivered to the Collateral Agent and each other Authorized Representative as “Pari Passu Lien Indebtedness” for the purposes of the Intercreditor Agreement, (b) except in the case of Additional Notes, the Authorized Representative of such other Indebtedness executes a joinder agreement to the Intercreditor Agreement and the applicable Collateral Documents; and (c) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of such Authorized Representative’s Lien to secure such Indebtedness or obligations in respect thereof are satisfied.

“Pari Passu Lien Indebtedness Parties” means the Notes Secured Parties and any other holders of Pari Passu Lien Indebtedness and their Authorized Representatives.

“Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.  The term “Paying Agent” includes any additional Paying Agent.

“Payment Date” has the meaning provided in the definition of Offer to Purchase.

“Permitted Business” means the telecommunications, IP infrastructure and managed services or internet services and businesses that are similar, related, ancillary or complementary thereto.

“Permitted Investment” means

(1)           an Investment in the Company or a Restricted Subsidiary of the Company or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(2)           Temporary Cash Investments;

(3)           payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)           Capital Stock, obligations or securities received in settlement of Indebtedness or other obligations incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of litigation, arbitration or other disputes, including in connection with a bankruptcy proceeding;

(5)           Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(6)           Interest Rate Agreements, Currency Agreements and Commodity Agreements meeting the requirements specified in clause (4)(A) of Section 4.03(b);

(7)           loans or advances to the Company’s officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $7.5 million at any time outstanding;

(8)           any receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.10;

(9)           any Investment existing on the Closing Date or made pursuant to a legally binding commitment in existence on the Closing Date;

(10)         Guarantees otherwise permitted pursuant to the terms of this Indenture; and

(11)         any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness.

“Permitted Liens” means:

(1)           Liens securing an aggregate principal amount of Senior Indebtedness not to exceed the greater of (x) the aggregate principal amount of Senior Indebtedness Incurred under clause (1) of Section 4.03(b) and (y) the maximum principal amount of Indebtedness that, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed (a) 2.50:1.0 or (b) to the extent the proceeds from such Indebtedness are used to repurchase, redeem, defease, discharge or otherwise repay the Company’s 8 7/8 % Senior Notes due 2019, 2.00:1.0, as applicable, and Liens securing other obligations under the documents governing such Senior Indebtedness not constituting Indebtedness;

(2)           Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)           Liens of landlords and carriers, banks, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5)           Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety, performance and appeal bonds, government contracts, performance and return-of-money bonds, completion guarantees, documentary, standby or trade letters of credit, warranty and contractual service obligations, and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6)           easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(7)           Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date, provided, however, that:

(A)          such Lien is created solely for the purpose of securing Indebtedness (including Capitalized Lease Obligations) Incurred in accordance with Section 4.03(b)(7), to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

(B)          the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

(C)          any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(8)           licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(9)           Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or the Restricted Subsidiaries relating to such property or assets;

(10)         any interest or title of a lessor in the property subject to any operating lease (other than a sale-leaseback transaction that is subject to Section 4.09);

(11)         Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)         (a) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens were not incurred in contemplation thereof and do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; and (b) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided, however, that such Liens were not incurred in contemplation of such acquisition and do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(13)         Liens in favor of the Company or any Restricted Subsidiary;

(14)         Liens arising from the rendering of a judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(15)         Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)         Liens securing Indebtedness under Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause (4)(A) of Section 4.03(b);

(18)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(19)         Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(20)         Liens existing on the Closing Date (other than Liens, if any, securing the Initial Credit Agreement and the Notes and the Subsidiary Guarantees);

(21)         Liens securing Indebtedness which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under clause (3) of Section 4.03(b); provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(22)         Liens created for the benefit of, or to secure, the Notes issued on the Closing Date or the Subsidiary Guarantees thereof (including Liens resulting from the defeasance of the obligations of the Obligors with respect to the Notes);

(23)         Liens securing Indebtedness or other obligations in a maximum aggregate amount of $20.0 million outstanding at any time;

(24)         Liens in favor of collecting or payor banks having a right of set-off, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

(25)         any obligations or duties affecting any of the property of the Company or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not impair the use of such property for the purposes for which it is held;

(26)         Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(27)         Liens on the unearned premiums under the insurance policies;

(28)         any netting or set-off arrangements entered into by the Company or any Restricted Subsidiary in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Restricted Subsidiary of the Company, including pursuant to any cash management agreement;

(29)         Liens deemed to exist in connection with Investments in repurchase agreements constituting Temporary Cash Investments; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(30)         Liens on a deposit account and/or on the funds deposited therein or a securities account and the financial assets contained therein in favor of an escrow agent, a trustee under any indenture or the administrative agent (or other representative) under a credit agreement provided that the funds or other property deposited in such account are limited to (a) money or property held or collected by such trustee or administrative agent (or other representative) under such indenture or credit agreement in its capacity as such in connection with the defeasance or discharge of Indebtedness thereunder, so long as the payment of such money or property to such trustee or administrative agent would be permitted under Section 4.04; or (b) proceeds of Indebtedness which are not to be released to the Company or its Subsidiaries until the occurrence of one or more contingencies, so long as the Incurrence of such Indebtedness would be permitted under Section 4.03, plus any additional amount necessary to repay such Indebtedness in the event any such contingency does not occur;

(31)         Liens on the assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by the indenture;

(32)         Liens on real property consisting of minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness or Attributable Debt and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(33)         Liens granted in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, securing obligations not constituting Indebtedness or Attributable Debt incurred in connection with a government-sponsored stimulus program for the expansion of broadband or other communications services in unserved or underserved rural markets; and

(34)         leases, subleases or other rights to use property of the Company or any of its Restricted Subsidiaries which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Company’s business.

“Permitted Payments to Parent” means (i) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”) and (ii) any general administrative expenses incurred by Parent (including, without limitation, administrative expenses incurred in connection with the operation of Parent and the filing of required documents pursuant to the Exchange Act) to the extent such expenses are attributable to the ownership of the Company and its Restricted Subsidiaries.  The Tax Payments shall not exceed the lesser of (x) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its

Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (y) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority.  Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to the Company.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Physical Notes” has the meaning provided in Section 2.01.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“principal” of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.02.

“Purchase Agreement” means the Purchase Agreement, dated May 14, 2013, by and among the Company, the Subsidiary Guarantors party thereto and the Representative of the Initial Purchasers entered into in connection with the sale and issuance of the Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)           the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and such Receivables Subsidiary;

(2)           all sales of accounts receivable and related assets to such Receivables Subsidiary are made at fair market value; and

(3)           the financing terms, covenants, termination events and other provisions thereof are at market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness under Credit Agreements shall not be deemed a Qualified Receivables Financing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Interest Rate Agreements entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by, or any other event relating to, such seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a)           no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)           with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c)           to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

“Reference Period” has the meaning provided in the definition of Consolidated Leverage Ratio.

“Registrar” has the meaning provided in Section 2.04.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Closing Date among the Company, the Subsidiary Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Closing Date.

“Registration Statement” means a Registration Statement as defined and described in the Registration Rights Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Permanent Global Notes” has the meaning provided in Section 2.01.

“Regulation S Temporary Global Notes” has the meaning provided in Section 2.01.

“Related Person” means, as applied to any Person, any other Person directly or indirectly owning:

(1)           10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person), or

(2)           10% or more of the combined outstanding voting power of the Voting Stock of such Person, and all Affiliates of any such other Person.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payments” has the meaning provided in Section 4.04(a).

“Restricted Period” means (i) with respect to Notes offered and sold in offshore transactions in reliance on Regulation S and initially issued on the Closing Date, the 40-day distribution compliance period as defined in Regulation S, and (ii) with respect to Additional Notes offered and sold in off-

shore transactions in reliance on Regulation S, the period specified in the Officers’ Certificate delivered to the Trustee pursuant to Section 2.15.

“Restricted Subsidiary” means any of the Company’s Subsidiaries other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)           the aggregate principal amount of Secured Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)           the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent Four Quarter Period;

and otherwise calculated in accordance with the definition of Consolidated Leverage Ratio.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Register” has the meaning provided in Section 2.04.

“Senior Indebtedness” means:

(1)           with respect to the Company, the Notes and any Indebtedness which ranks pari passu in right of payment with the Notes; and

(2)           with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment with such Subsidiary Guarantee.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1)           for the Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

(2)           as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Specified Assets” means the contracts, inventory and other assets relating to the Company’s Telephone Systems business.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means,

(1)           with respect to the Notes or other Indebtedness, the date specified in such Notes or other Indebtedness as the fixed date on which the final installment of principal of such Notes or other Indebtedness is due and payable; and

(2)           with respect to any scheduled installment of principal of or interest on any Notes or other Indebtedness, the date specified in such Notes or other Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.  Unless otherwise specified, “Subsidiary” refers to a subsidiary of the Company.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company’s obligations under the Notes.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary of the Company and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.19; provided, however, that the following Subsidiaries shall not be required to be Subsidiary Guarantors:

(1)           Subsidiaries, whether now existing or hereafter formed, for which proper governmental approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees (provided that the Company shall use commercially reasonable efforts to cause such Subsidiaries to obtain all authorizations and consents of governmental authorities required in order for such Subsidiaries to guarantee the Notes at the earliest practicable date);

(2)           at the Company’s option, Subsidiaries, in the aggregate, whose assets are less than 2.0% of the consolidated total assets of the Company and its consolidated Subsidiaries (excluding Foreign Subsidiaries) as shown on the most recent consolidated financial statements of the Company; and

(3)           any Receivables Subsidiary.

“Tax Payments” has the meaning set forth in the definition of Permitted Payments to Parent.

“Temporary Cash Investment” means any of the following:

(1)           direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)           time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)           commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)           securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6)           corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P;

(7)           securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of not less than $500 million; and

(8)           money market funds sponsored by a registered broker-dealer or mutual fund distributor at least 95% of the assets of which are invested in the investments and securities described in clauses (1) through (7) above.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2016; provided, however, that if the period from the Redemption Date to June 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2016 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven and thereafter means such successor.

“United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that

(A)          any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation;

(B)          either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and

(C)          if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04.

The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that

(i)            no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii)           all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Global Note” has the meaning provided in Section 2.01.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“U.S. Physical Notes” has the meaning provided in Section 2.01.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

Section 1.02          Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder or a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

all other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the SEC and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03          Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7)           all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01;

(8)           all references to Sections or Articles and other subdivisions refer to Sections or Articles and other subdivisions of this Indenture unless otherwise indicated; and

(9)           all references in this Indenture or the Notes, in any context, to any interest payable on or with respect to the Notes shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement or Section 6.02(c).

ARTICLE TWO

THE NOTES

Section 2.01          Form and Dating.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes.  Each Note shall be dated the date of its authentication.

The terms and provisions of the Notes substantially in the form set forth in Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (collectively, the “U.S. Global Notes”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially on the Closing Date in the form of one or more temporary Global Notes (collectively, the “Regulation S Temporary Global Notes”) deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Note shall be exchanged for beneficial interests in one or more permanent Global Notes (collectively, the “Regulation S Permanent Global Notes” and, together with the Regulation S Temporary Global Notes, the “Offshore Global Notes”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes issued pursuant to Section 2.07 in exchange for interests in the U.S. Global Note shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the “U.S. Physical Notes”).  Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Note shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the “Offshore Physical Notes”).

The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the “Physical Notes.”  The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the “Global Notes.”

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02          Restrictive Legends.  Except as set forth in paragraph (e) of Section 2.08, unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each U.S. Global Note, each Regulation S Temporary Global Note and each U.S. Physical Note shall bear the following legend (the “Private Placement Legend”) on the face thereof and (ii) each Offshore Physical Note shall bear the Private Placement Legend on the face thereof until the expiration of the Restricted Period and receipt by the Company and the Trustee of a certificate substantially in the form set forth in Exhibit B:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO

THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.”

Section 2.03          Execution, Authentication and Denominations.  Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The Notes shall be executed by an Officer of the Company.  The signature of the Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Closing Date and at any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Global Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes.  Such Company Order shall specify the amount of Global Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Additional Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 in principal amount or any integral multiple of $1,000 in excess thereof.

Section 2.04          Registrar and Paying Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York (or at the Corporate Trust Office of the Trustee).  The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Security Register”).  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent.  If the Company fails to maintain a Registrar and Paying Agent, the Trustee shall act as such Registrar and Paying Agent.  The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.  The Company or any Affiliate of the Company may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

The Company initially appoints the Trustee as Registrar and Paying Agent.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.  At the option of the Company, payment of principal and interest may be made by check mailed to the address of the Holders as such address appears in the Security Register.

Section 2.05          Paying Agent to Hold Money in Trust.  Not later than 10:00 a.m. (New York City time) on each due date of the principal of, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, redemption payments, premium, if any, and interest so becoming due.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, redemption payments, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.  If the Company or any Affiliate of the Company acts as Paying Agent, it shall, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal of, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

Section 2.06          Transfer and Exchange.  A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register.  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, any Agent and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, any Agent nor any such agent shall be affected by notice to the contrary.  Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.  When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the SEC and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.07          Book-Entry Provisions for Global Notes.

(a)           The U.S. Global Note and Offshore Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee, any Agent and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

None of the Company, the Trustee or any Agent shall have any responsibility or liability for any aspect of the Depositary’s records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Notes or any transactions between the Depositary and beneficial owners.

(b)           Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person (as defined in Regulation S) (other than an Initial Purchaser).  In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, (i)(A) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Note or the Offshore Global Note, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, or (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of U.S. Physical Notes and Offshore Physical Notes, (iii) if an Event of Default has occurred and is continuing and the Registrar has received a request therefor from the Depositary or (iv) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

(c)           Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d)           In connection with any transfer of a portion of the beneficial interests in the U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note or Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note or Offshore Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

(e)           In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

(f)            Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

(g)           Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Note pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to Offshore Physical Notes set forth in Section 2.02; provided, however, that a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for an Offshore Physical Note or transferred to a Person who takes delivery thereof in the form of an Offshore Physical Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(h)           The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.08          Special Transfer Provisions.  Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

(a)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Note to a QIB (excluding Non-U.S. Persons):

(i)      If the Note to be transferred consists of (x) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

(ii)     If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Note so transferred.

(b)           Transfers of Interests in the Offshore Global Note or Offshore Physical Notes.  The following provisions shall apply with respect to any transfer of interests in the Offshore Global Note or any Offshore Physical Notes:

(i)      Prior to the expiration of the Restricted Period, the Registrar shall refuse to register such transfer unless such transfer complies with paragraph (c) of this Section 2.08.

(ii)     On and after the expiration of the Restricted Period, the Registrar shall register such transfer without requiring any additional certification.

(c)           Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

(i)      Prior to the expiration of the Restricted Period, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B hereto from the proposed transferor.

(ii)     On and after the expiration of the Restricted Period, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

(iii)    (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

(d)           Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (c)(ii) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related transfer restrictions are required in order to maintain compliance with the provisions of the Securities Act.

(e)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09          Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met.  If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note.  In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an obligation of the Company and shall be entitled to the benefits of this Indenture.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Company and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.10          Outstanding Notes.  Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a maturity date or Redemption Date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.11          Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes.  If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.12          Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee (and no one else) shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of them in accordance with its normal procedure.

Section 2.13          CUSIP Numbers.  The Company in issuing the Notes may use a “CUSIP” number (if then generally in use), and the Company and the Trustee shall use such “CUSIP” number in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such CUSIP number either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.  The Company shall promptly notify the Trustee of any change in “CUSIP” number for the Notes.

Section 2.14          Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date.  A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.15          Issuance of Additional Notes.  The Company shall be entitled to issue Additional Notes under this Indenture which shall have terms identical to the terms of the Notes issued on the Closing Date, other than with respect to the date of issuance, issue price (including amount of interest deemed to have accrued since the last Interest Payment Date), and amount of interest payable upon a registration default as provided under a Registration Rights Agreement related thereto; provided that each such issuance must be made in compliance with Section 4.03 and Section 4.08.  The Company shall use commercially reasonable efforts to ensure that the Exchange Notes issued in exchange for the Notes issued on the Closing Date, any Exchange Notes issued in exchange for any Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act and any Additional Notes issued pursuant to an effective registration statement under the Securities Act have the same CUSIP numbers.

With respect to any issue of Additional Notes, the Company shall set forth the following information in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee and which shall be sufficient to provide for the issuance of such Additional Notes without entry into any supplemental indenture:

(1)           the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3)           the issue price and the issue date of such Additional Notes (including the amount of interest deemed to have accrued since the last Interest Payment Date);

(4)           whether such Additional Notes shall be restricted securities and bear the Private Placement Legend or any other legend required pursuant to Section 2.02 or shall be registered securities and bear no such legend; and

(5)           the Restricted Period, if any.

ARTICLE THREE

REDEMPTION

Section 3.01          Right of Redemption.

(a)           Prior to June 1, 2016, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the Notes upon not less than 45 days’ prior written notice to the Trustee and not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the Security Register, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)           The Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, on and after June 1, 2016 and prior to maturity, upon not less than 45 days’ prior written notice to the Trustee and not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on June 1 of the following years:

Year	Redemption Price
2016	105.531%
2017	103.688%
2018	101.844%
2019 and thereafter	100.000%

(c)           In addition, prior to June 1, 2016, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the net cash proceeds from one or more Equity Offerings at a Redemption Price (expressed as a percentage of principal amount) of 107.375% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date); provided, however, that (i) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) initially issued under this Indenture remains outstanding immediately after each such redemption and (ii) notice of such redemption is mailed within 90 days after the closing of the related Equity Offering.

Section 3.02          Notices to Trustee.  If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

The Company shall give each notice provided for in this Section 3.02 in an Officers’ Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

Section 3.03          Selection of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, the Trustee or Registrar shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed and those of the Depositary if such Notes are Global Notes or, if the Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate and otherwise in accordance with the procedures of the Depositary; provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption.  Notes in denominations of $2,000 in principal amount may only be redeemed in whole.  The Trustee may select for redemption portions (equal to $2,000 in principal amount or any integral multiple of $1,000 in excess thereof) of Notes that have denominations larger than $2,000 in principal amount.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

Section 3.04          Notice of Redemption.  With respect to any redemption of Notes pursuant to Section 3.01, not less than 45 days’ prior written notice to the Trustee and at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price (or the method of calculating the Redemption Price if the Redemption Price is not determinable as of the date of the notice);

(3)           the name and address of the Paying Agent;

(4)           that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

(5)           that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date upon surrender of the Notes to the Paying Agent;

(6)           that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued upon cancellation of the original Note; and

(7)           that, if any Note contains a CUSIP number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the

Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company.  If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.

Section 3.05          Effect of Notice of Redemption.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price.  Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice.  In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Section 3.06          Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

Section 3.07          Payment of Notes Called for Redemption.  If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued and unpaid interest to, but excluding, such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest to, but excluding, the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest.  Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

Section 3.08          Notes Redeemed in Part.  Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

ARTICLE FOUR

COVENANTS

Section 4.01          Payment of Notes.  The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05.  As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

Section 4.02          Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York (or at the Corporate Trust Office of the Trustee) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York (or at the Corporate Trust Office of the Trustee), for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the office or agency of the Trustee in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.04.

Section 4.03          Limitation on Indebtedness.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (other than the Notes issued on the Closing Date, and any Exchange Notes exchanged therefor or for Additional Notes (issued in compliance with this Indenture), and any other Existing Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 3.75:1.00; provided that the amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $15.0 million at any one time outstanding.

(b)           Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following items of Indebtedness:

(1)           Indebtedness Incurred under Credit Agreements outstanding at any time in an aggregate principal amount not to exceed $175.0 million, less the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to Section 4.10;

(2)           Indebtedness owed:

(A)          to the Company; or

(B)          to any Restricted Subsidiary; provided, however, that any such Indebtedness of the Company or a Subsidiary Guarantor owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be; provided, further, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, another Restricted Subsidiary or the holder of a Lien permitted by this Indenture) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3)           Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (6), (7), (9) or (10) of this Section 4.03(b)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu in right of payment with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (3) if:

(A)          in case the Notes or any Subsidiary Guarantees are refinanced in part or the Indebtedness to be refinanced is pari passu in right of payment with the Notes or any Subsidiary Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu in right of payment with, or subordinate in right of payment to, the remaining Notes or such Subsidiary Guarantees, as applicable;

(B)          in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated in right of payment to the Notes or such Subsidiary Guarantee, as applicable; and

(C)          such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or funded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided further that in no event may the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3);

(4)           Indebtedness:

(A)          under Currency Agreements, Interest Rate Agreements or Commodity Agreements that are entered into for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales; and, in each case, for bona fide hedging purposes;

(B)          arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s obligations or those of any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the purchase or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary, as applicable, in connection with such purchase or disposition;

(5)           Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

(A)          used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B)          deposited to defease the Notes pursuant to Article Eight;

(6)           Guarantees of the Notes and Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.03; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes or a Subsidiary Guarantee, then such Guarantee shall be subordinated in right of payment to the Notes or such Subsidiary Guarantee to the same extent as the Indebtedness Guaranteed;

(7)           Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired, plus goodwill associated therewith) by the Company or a Restricted Subsidiary after the Closing Date, including Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred under this clause (7); provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed the greater of $75.0 million and 5.0% of Total Assets at the time of Incurrence;

(8)           Acquired Indebtedness; provided, however, that after giving effect to the Incurrence of such Indebtedness pursuant to this clause (8) and the related acquisition transaction, either (a) the Company would have been able to Incur $1.00 of Indebtedness under Section 4.03(a) or (b) the Company’s Consolidated Leverage Ratio would not be greater than the Company’s Consolidated Leverage Ratio immediately prior to such acquisition transaction;

(9)           Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings); and

(10)         Indebtedness (in addition to Indebtedness permitted under clauses (1) through (9) above) in an aggregate principal amount outstanding at any time not to exceed $35.0 million.

(c)           Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d)           For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount of Indebtedness shall not be included.

(e)           For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided, however, that the Company need not classify such item of Indebtedness solely by reference to one provision permitting such Indebtedness, but instead may classify such item of Indebtedness in part by reference to one such provision and in part by reference to one or more other provisions of this Section 4.03; provided, further, that Indebtedness under the Initial Credit Agreement outstanding on the Closing Date, if any, shall be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of Section 4.03(b).

(f)            Neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness that pursuant to its terms is subordinated or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the Notes or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness shall not be considered subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Section 4.04          Limitation on Restricted Payments.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of the Company’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Disqualified Stock); and (B) dividends and distributions payable by a Restricted Subsidiary solely to the Company or a Restricted Subsidiary and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other shareholders on a pro rata basis or on such other basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value that it would receive on a pro rata basis);

(2)           purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

(A)          the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person; or

(B)          a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5.0% or more of the Company’s Capital Stock;

(3)           make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee (other than Indebtedness Incurred pursuant to clause (2) of Section 4.03(b)); or

(4)           make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above collectively, “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)          a Default or Event of Default shall have occurred and be continuing;

(B)          the Company could not Incur at least $1.00 of Indebtedness under Section 4.03(a); or

(C)          the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

(i)      the amount by which Consolidated EBITDA of the Company exceeds 300% of Consolidated Interest Expense of the Company, in each case determined on a cumulative basis during the period (taken as one accounting period) from April 1, 2013 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.17; plus

(ii)     the aggregate Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) permitted by this Indenture to a Person who is not a Subsidiary of the Company, including an issuance or sale of Indebtedness of the Company permitted by this Indenture for cash after the Closing Date upon the conversion of such Indebtedness into the Company’s Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

(iii)    an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)           The foregoing provision shall not be violated by reason of:

(1)           the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with Section 4.04(a);

(2)           the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of Section 4.03(b);

(3)           any Restricted Payment made in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(4)           redemption, repurchase or other acquisition for value of any Capital Stock of any Foreign Subsidiary of the Company that is held by a Person that is not an Affiliate of the Company; provided that the consideration for such redemption repurchase or other acquisition is not in excess of either (i) the fair market value of such common Capital Stock or (ii) such amount required by applicable laws, rules or regulation;

(5)           payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five;

(6)           Investments in any Person the primary business of which is a Permitted Business; provided, however, that the aggregate amount of Investments made pursuant to this clause (6) does not exceed the sum of:

(A)          $50.0 million, plus

(B)          the amount of Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after the Closing Date from the sale of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds or non-cash proceeds are used to make Restricted Payments pursuant to clause (C)(ii) of Section 4.04(a), or clause (3), (4) or (7) of this Section 4.04(b), plus

(C)          the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds from the sale of any such Investment (except in each case to the extent any such distributions, repayments or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investments”); provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7)           Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock), except to the extent such Investments have been used to make Restricted Payments pursuant to clause (C)(ii) of Section 4.04(a);

(8)           payments of cash in lieu of fractional shares of the Company’s Capital Stock in an aggregate amount not to exceed $250,000;

(9)           Restricted Payments in addition to the Restricted Payments permitted by the other clauses of this Section 4.04(b), in an aggregate amount not to exceed $35.0 million;

(10)         the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly the directors, officers or employees of the Company or any of the Company’s Restricted Subsidiaries, provided, however, that the aggregate amount paid by the Company or any Restricted Subsidiary in cash in respect of all such redemptions, repurchases or other acquisitions for value pursuant to this clause (10) shall not exceed $5.0 million in any twelve month period;

(11)         the declaration and payment of dividends to holders of Disqualified Stock of the Company issued in compliance with Section 4.03 to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(12)         the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) tendered by the holder thereof in payment of the exercise price therefor or of withholding or other taxes relating to the vesting, delivery, exercise, exchange or conversion of options, restricted stock, restricted stock units, warrants or other rights relating to, or representing rights to acquire, Capital Stock of the Company;

(13)         purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(14)         upon the occurrence of a Change of Control and within 60 days after completion of the Offer to Purchase pursuant to Section 4.11, any purchase or redemption of Indebtedness of the Company that is contractually subordinated to the Notes or any Subsidiary Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Company shall have made the Offer to Purchase pursuant to Section 4.11, with respect to the Notes, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Offer to Purchase;

(15)         after the completion of an Offer to Purchase in relation to an Asset Sale pursuant to Section 4.10, any purchase or redemption of Indebtedness of the Company that is contractually subordinated to the Notes or any Subsidiary Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of such Offer to Purchase pursuant to Section 4.10; provided that, prior to such repayment or repurchase, the Company shall have made the Offer to Purchase pursuant to Section 4.10 with respect to the Notes, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Offer to Purchase;

(16)         the payment of cash dividends on the Company’s Common Stock in the aggregate amount per fiscal quarter up to or equal to $0.05 per share for each share of the Company’s

Common Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions); and

(17)         Permitted Payments to Parent;

provided further, however, that, except in the case of clauses (1), (3), (4), (7), (12) and (13) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

(c)           Each Restricted Payment permitted pursuant to Section 4.04(b) (other than the Restricted Payment referred to in clause (2) or (13) thereof, an exchange of Capital Stock (or options, warrants or other rights to acquire Capital Stock) for Capital Stock (or options, warrants or other rights to acquire Capital Stock) or Indebtedness referred to in clause (3) or (12) thereof and an Investment referred to in clause (6) or (7) thereof) shall be included, and the Net Cash Proceeds and the fair market value of non-cash proceeds from any issuance of Capital Stock referred to in clauses (3), (6) and (7) thereof, to the extent used to make Restricted Payments thereunder, shall be excluded in calculating whether the conditions of clause (C) of Section 4.04(a) have been met with respect to any subsequent Restricted Payments.  In the event the proceeds of an issuance of the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu in right of payment with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of Section 4.04(a) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Section 4.05          Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2)           pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)           make loans or advances to the Company or any Restricted Subsidiary; or

(4)           transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)           The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)           existing on the Closing Date or any other agreements in effect on the Closing Date, and any amendments, modifications, extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, refinancings, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(2)           existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3)           existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments, modifications, extensions, refinancings, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(4)           in the case of clause (4) of Section 4.05(a):

(A)          that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)          existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any of the property or assets of the Company or a Restricted Subsidiary not otherwise prohibited by this Indenture; or

(C)          arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the property or assets of the Company or a Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

(5)           with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6)           contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A)          the encumbrance or restriction either:

(i)      applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii)     is contained in a Credit Agreement;

(B)          the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company); and

(C)                               the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the Notes;

(7)                                 arising from customary provisions in joint venture agreements and other agreements entered into in the ordinary course of business;

(8)                                 pursuant to the Notes and the Subsidiary Guarantees and any Exchange Notes and Subsidiary Guarantees exchanged therefor or for Additional Notes and the related Subsidiary Guarantees to be issued pursuant to this Indenture and the Registration Rights Agreement or pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreement;

(9)                                 imposed on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)                          imposed in connection with Capitalized Leases or purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature specified in clause (4) above on the property so acquired;

(11)                          contained in the terms of any Indebtedness of any Restricted Subsidiary that is Incurred as permitted pursuant to Section 4.03;

(12)                          imposed in connection with any Investment not prohibited by Section 4.04 and or in connection with any Permitted Investment; provided, however, that such restriction or encumbrance applies only to the Person that is the subject of such Investment or Permitted Investment, as applicable;

(13)                          contained in the terms of any Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.08 that limit the right of the debtor to dispose of the assets securing such Secured Indebtedness;

(14)                          customary guarantees by the Company of non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business; or

(15)                          applicable to a Receivables Subsidiary and effected in connection with a Qualified Receivables Financing; provided, however, that such restriction or encumbrance applies only to such Receivables Subsidiary.

(c)                                  Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from:

(1)                                 creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.08; or

(2)                                 restricting the sale or other disposition of the Company’s property or assets or the property or assets of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or the Indebtedness of any of its Restricted Subsidiaries.

Section 4.06                             Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.  The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to acquire shares of such Capital Stock) except:

(1)                                 to the Company or a Wholly Owned Restricted Subsidiary;

(2)                                 issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

(3)                                 if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; and

(4)                                 issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with Section 4.10.

Section 4.07                             Limitation on Transactions with Affiliates.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a Related Person or an Affiliate.

(b)                                 The foregoing limitation does not limit and shall not apply to:

(1)                                 transactions:

(A)                               approved by a majority of the disinterested members of the Company’s Board of Directors or by a majority of the members of the audit committee or compensation committee of such Board of Directors constituted in accordance with the rules of The Nasdaq Stock Market, Inc. or other United States national securities exchange; or

(B)                               for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

(2)                                 any transaction solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(3)                                 fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors (or a committee thereof) or senior management;

(4)                                 any transactions pursuant to employment agreements or arrangements entered into by the Company or any Restricted Subsidiary in the ordinary course of business and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or other employee benefit plans approved by the Company’s Board of Directors;

(5)                                 any grant of stock options, restricted stock or other awards to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Company’s Board of Directors;

(6)                                 any transactions pursuant to any agreement or arrangement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Closing Date;

(7)                                 the issuance of Capital Stock of the Company (other than Disqualified Stock);

(8)                                 any Restricted Payments not prohibited by Section 4.04;

(9)                                 sales of accounts receivable, or participations therein, in connection with any Qualified Receivables Financing;

(10)                          transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; or

(11)                          any Parent Transaction.

Notwithstanding the foregoing, any transaction or series of related transactions covered by Section 4.07(a) and not covered by clauses (2) through (9) of this Section 4.07(b), (a) the aggregate amount of which exceeds $20.0 million, but does not exceed $50.0 million, in value, must be determined to be fair in the manner provided for in clause (1)(A) or (1)(B) above and (b) the aggregate amount of which exceeds $50.0 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Section 4.08                             Limitation on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, except Permitted Liens.  In addition, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any Excluded Property (other than capital stock or securities of any Subsidiary excluded pursuant to clause (l) of the definition of Excluded Property) to secure any Pari Passu Lien Indebtedness, unless the Company or such Restricted Subsidiary concurrently grants a Lien to the Collateral Agent to secure the Notes ranking pari passu with such Lien securing such Pari Passu Lien Indebtedness and takes all actions to grant and perfect such Lien as and to the extent required by the Collateral Documents or as are taken to grant and perfect the Lien securing such Pari Passu Indebtedness, in each case for as long as such Pari Passu Lien Indebtedness remains so secured.

Section 4.09                             Limitation on Sale-Leaseback Transactions.  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction shall not apply to any sale-leaseback transaction if:

(a)                                 the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such transaction pursuant to Section 4.03 and (2) create a Lien on such property securing such Attributable Debt pursuant to Section 4.08; or

(b)                                 such sale is of real property (acquired in the ordinary course of business and not for speculative purposes) and the improvements and fixtures thereon and the lease is on current market terms.

Section 4.10                             Limitation on Asset Sales.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1)                                 the consideration received by the Company or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of;

(2)                                 at least 75% of the consideration received consists of cash or Temporary Cash Investments.  For purposes of this clause (2), each of the following shall be deemed to be cash:

(A)                               any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;

(B)                               any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days of receipt thereof, to the extent of the cash or Temporary Cash Investments received in that conversion; and

(C)                               any stock or assets of the kind referred to in clause (D) of Section 4.10(b); and

(3)                                 in the case of an Asset Sale of Collateral, to the extent required by the Collateral Documents, all consideration from such Asset Sale is pledged as Collateral to secure the Notes concurrently with or immediately after its receipt.

(b)                                 Within 12 months after the date of consummation of such Asset Sale, the Company shall or shall cause the relevant Restricted Subsidiary to:

(A)                               in the case of an Asset Sale by a Subsidiary that is not a Subsidiary Guarantor, apply an amount equal to the Net Cash Proceeds of such Asset Sale to repay Indebtedness of a Subsidiary that is not a Subsidiary Guarantor and permanently reduce the commitments in respect thereof; or

(B)                               in the case of an Asset Sale of Collateral, apply an amount equal to the Net Cash Proceeds of such Asset Sale to repay Pari Passu Lien Indebtedness (other than the Notes or any Subsidiary Guarantees) on a pro rata basis and permanently reduce the commitments in respect thereof if the Company substantially concurrently makes an offer, in accordance with the procedures set forth below, to all Holders to purchase the pro rata portion of the aggregate principal amount of the Notes at a purchase price equal to 100% of the principal amount thereof; or

(C)                               in the case of an Asset Sale of any other assets, apply an amount equal to the Net Cash Proceeds of such Asset Sale to repay any other Senior Indebtedness on a pro rata basis and permanently reduce the commitments in respect thereof if the Company substantially concurrently makes an offer, in accordance with the procedures set forth below, to all Holders to purchase the pro rata portion of the aggregate principal amount of the Notes at a purchase price equal to 100% of the principal amount thereof; or

(D)                               invest an equal amount, or the amount of Net Cash Proceeds of any Asset Sale not so applied pursuant to clause (A), (B) or (C) (or enter into a definitive agreement committing to so invest within such 12-month period, which investment shall be consummated within 6 months after the date of such agreement), in (i) property or assets (other than current assets) of a nature or type or that are used in a Permitted Business or (ii) the Capital Stock of a Person primarily engaged in a Permitted Business that becomes a Restricted Subsidiary as a result of such investment; provided that to the extent the assets subject to such Asset Sale were Collateral, the property, assets or Capital Stock so acquired shall promptly be pledged as Collateral to secure the Notes if and to the extent required by the Collateral Documents; or

(E)                                apply such Net Cash Proceeds (to the extent not applied pursuant to clause (A), (B), (C) or (D)) as provided in Section 4.10(c).

(c)                                  The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in Section 4.10(b) and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

(d)                                 If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to Section 4.10 totals at least $20.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes and, to the extent permitted or required by the terms thereof, (i) to the extent such proceeds relate to an Asset Sale of Collateral, Pari Passu Lien Indebtedness (other than the Notes or any Subsidiary Guarantees) or (ii) with respect to all other proceeds, any other of the Company’s Senior Indebtedness, in each case equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other Pari Passu Lien Indebtedness or Senior Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to, but excluding, the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Lien Indebtedness or Senior Indebtedness tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Lien Indebtedness or Senior Indebtedness to be purchased on a pro rata basis. Upon completion of the Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Section 4.11                             Repurchase of Notes Upon a Change of Control.  The Company shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to, but excluding, the Payment Date.

Section 4.12                             Existence.  Subject to Articles Four and Five, the Company agrees that it shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof, in the judgment of the Company, is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.13                             Payment of Taxes and Other Claims.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.14                             Maintenance of Properties and Insurance.  The Company agrees that it shall cause all properties used or useful in the conduct of its business or the business of any of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.14 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

The Company agrees it shall provide or cause to be provided, for itself and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

Section 4.15                             Notice of Defaults.  In the event that any Officer of the Company becomes aware of any Default or Event of Default, the Company shall, promptly after such Officer becomes aware thereof, deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Company is proposing to take with respect thereto.

Section 4.16                             Compliance Certificates.  In compliance with TIA Section 314(a)(4), the Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2013, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year and, that a review has been conducted of the activities of each of the Company and the Restricted Subsidiaries and the Company’s and the Restricted Subsidiaries’ performance under this Indenture and, to the knowledge of each Officer executing such Officers’ Certificate, that the Company and the Restricted Subsidiaries have complied with all conditions and covenants under this Indenture.  If any of the Officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and what action the Company is proposing to take with respect thereto.

Section 4.17                             SEC Reports and Reports to Holders.

(a)                                 Whether or not the Company is then required to file reports with the SEC pursuant to the Exchange Act, the Company shall file with the SEC (unless the SEC shall not accept or does not permit such a filing, in which case the Company shall supply to the Trustee in electronic form for forwarding to each Holder upon request by such Holder, without cost to any Holder and at the expense of the Company), within the time periods specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms pursuant to the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports pursuant to the Exchange Act.

(b)                                 If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, the quarterly and annual financial information required by Section 4.17(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)                                  The Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports and other information required by Section 4.17(a) and (b), it shall furnish to Holders of Notes and prospective investors in the Notes, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)                                 Notwithstanding the foregoing provisions of this Section 4.17, for so long as the Company files the foregoing reports and other information with the SEC, the Company shall be deemed to have furnished such reports and other information to the Trustee if the Company has filed such reports and other information with the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) filing system or any successor electronic filing system of the SEC and such reports are publicly available.

(e)                                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.18                             Waiver of Stay, Extension or Usury Laws.  The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.19                             Future Subsidiary Guarantors.

(a)                                 The Company shall cause each Person that is or becomes a Domestic Restricted Subsidiary of the Company following the Closing Date (and is required to be a Subsidiary Guarantor under the definition of “Subsidiary Guarantor”) and any Foreign Restricted Subsidiary that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary or Foreign Restricted Subsidiary shall guarantee the payment and performance of the Notes at the time such Person is or becomes a Domestic Restricted Subsidiary that is required to be a Subsidiary Guarantor or Guarantees any such Indebtedness of the Company or any Domestic Restricted Subsidiary, as applicable.

(b)                                 Each Domestic Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Closing Date shall also become a party to each of the applicable Collateral Documents and consent to the Intercreditor Agreement and, to the extent required by the Security Agreement, shall as promptly as practicable execute and deliver such security instruments, joinders, financing statements and/or the Pledge Agreement and certificates as may be necessary to vest in the Collateral Agent a first priority security interest on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness (subject to Permitted Liens) in all properties and assets that constitute Collateral as security for the Notes or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01                             Consolidation, Merger and Sale of Assets.

The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company, unless:

(1)                                 the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased the Company’s property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations on all of the Notes and under this Indenture, the

Registration Rights Agreement, the Collateral Documents and consent to the Intercreditor Agreement;

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under Section 4.03(a); provided, however, that this clause (3) shall not apply to a consolidation, merger or sale of all or substantially all of the Company’s assets if immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction;

(4)                                 the Collateral owned by or transferred to the Company or the continuing Person, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Collateral Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens and as otherwise permitted by Section 4.08; and

(5)                                 if the Company is not the continuing Person, the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.01 and/or Section 10.05 and that all conditions precedent provided for in this Section 5.01 and/or Section 10.05 relating to such transaction have been complied with;

provided that clause (3) above shall not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or to create a holding company pursuant to a Parent Transaction and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.  In addition, clauses (3) and (5) above shall not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets between or among the Company and any Restricted Subsidiaries.

Section 5.02                             Successor Substituted.  Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 and/or Section 10.05, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligations or covenants under this Indenture, including with respect to the payment of the principal of, premium, if any, or interest on the Notes in the case of:  (i) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company) or (ii) a lease.

ARTICLE SIX

DEFAULT AND REMEDIES

Section 6.01                             Events of Default.  Any of the following events shall constitute an “Event of Default” hereunder:

(1)                                 default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2)                                 default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(3)                                 default in the performance or breach of the provisions of Article Five or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.11;

(4)                                 the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee to the Company or by the Holders of 25% or more in aggregate principal amount of the Notes to the Company and the Trustee;

(5)                                 there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)                                 any final judgment or order (not covered by insurance) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)                                 a court having jurisdiction in the premises enters a decree or order for

(A)                               relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B)                               appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)                               the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8)                                 the Company or any Significant Subsidiary

(A)                               commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B)                               consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)                               effects any general assignment for the benefit of creditors; or

(9)                                 Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; and

(10)                          with respect to any Collateral having a fair market value in excess of $20.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the Collateral Documents and the terms of this Indenture or the Intercreditor Agreement, as applicable, other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

Section 6.02                             Acceleration.

(a)                                 If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c)                                  Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.17 and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act shall for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes.  The Additional Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the Additional Interest begins to accrue on any Notes.  The Additional Interest shall accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to, but excluding, the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived).  On such 120th day (or earlier, if such Event of Default is cured or waived prior to such 120th day), such Additional Interest shall cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, the Notes shall be subject to acceleration as provided above.  In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section 6.02(c), the Notes shall be subject to acceleration as provided above.  If the Company elects to pay such Additional Interest, it shall notify the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.

Section 6.03                             Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in aggregate principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04                             Waiver of Past Defaults.  Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (1) or (2) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05                             Control by Majority.  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee pursuant to this Indenture; provided, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; and provided, further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06                             Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

(1)                                 the Holder has previously given the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

(3)                                 such Holder or Holders offer the Trustee indemnity and/or security satisfactory to the Trustee against any costs, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and/or security; and

(5)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request;

For purposes of Section 6.05 and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07                             Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.  If an Event of Default in payment of principal, premium or interest specified in clause (1), (2) or (3) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any amounts due to the Trustee under Section 7.07.

Section 6.09                             Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the

Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First:  to the Trustee and each other Indemnified Party for all amounts due under Section 7.07;

Second:  to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12                             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13                             Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14                             Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

Section 7.01                             General.  The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

Section 7.02                             Certain Rights of Trustee.  Subject to TIA Sections 315(a) through (d):

(1)                                 the Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(2)                                 before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.04.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(3)                                 the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(4)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(5)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute gross negligence or bad faith;

(6)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(7)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

(8)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(9)                                 the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(10)                          the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (A) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (B) written notice of such Default or Event of Default shall have been given to the Trustee at its Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes, such notice specifically identifying this Indenture and the Notes;

(11)                          the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(12)                          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder; and

(13)                          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03                             Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or their respective Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.04                             Trustee’s Disclaimer.  The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05                             Notice of Default.  If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

Section 7.06                             Reports by Trustee to Holders.  Within 60 days after each June 1, beginning with June 1, 2014, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such June 1, if required by TIA Section 313(a).

A copy of each such report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07                             Compensation and Indemnity.  The Company shall pay to each of the Trustee, the Paying Agent and the Registrar and their respective officers, directors, employees, representatives and agents (together with any predecessor Trustee, Paying Agent and Registrar and their respective officers, directors, employees, representatives and agents, each an “Indemnified Party”) such compensation as shall be agreed upon in writing for their respective services hereunder.  The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse each Indemnified Party upon request for all reasonable disbursements, expenses and advances incurred or made by such Indemnified Party without negligence, willful misconduct or bad faith on its part.  Such expenses shall include the reasonable compensation and expenses of such Indemnified Party’s agents and counsel.

The Company and the Subsidiary Guarantors shall, jointly and severally, indemnify each Indemnified Party for, and hold it harmless against, any loss, claim, damage, liability or expense incurred by it without gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.  An Indemnified Party shall notify the Company promptly of any claim of which such Indemnified Party has received written notice for which it may seek indemnity under this Section 7.07.  Failure by an Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Indemnified Party shall cooperate in the defense.  Unless otherwise set forth herein, the Indemnified Party may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Subsidiary Guarantor shall be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  Neither the Company nor any Subsidiary Guarantor shall be required to reimburse any expense or indemnity against loss or liability determined to have been caused by the Indemnified Party through its own gross negligence or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

If an Indemnified Party incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) or (8) of Section 6.01, the expenses and the compensation for the services shall be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

The provisions of this Section 7.07, (i) shall survive the resignation or removal of the Trustee, the Paying Agent or the Registrar and the termination of this Indenture and (ii) shall be in addition to any other indemnity provided by the Company or any Subsidiary Guarantor in favor of any Indemnified Party under any other document or agreement.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08                             Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the outstanding Notes, upon 30 days’ prior written notice to the Trustee, may remove the Trustee and may appoint a successor Trustee with the consent of the Company.  The Company may remove the Trustee if:  (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided, however, in the event of bankruptcy or insolvency of the Company, the resigning Trustee shall have the right to appoint a successor Trustee within 10 Business Days after giving its notice of resignation in the event a successor Trustee has not already been appointed and accepted such appointment.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.  If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall, upon transfer of its charges hereunder, transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section 7.08.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

Section 7.10                             Eligibility.  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1).  The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

Section 7.11                             Money Held in Trust.  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight.

Section 7.12                             Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order to satisfy the requirements of the USA Patriot Act.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

Section 8.01                             Termination of Company’s Obligations.  Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

(1)                                 all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company or any other Obligor has paid all sums payable by them hereunder; or

(2)                                 (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company or any other Obligor irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (which, with respect to U.S. Government Obligations, such sufficiency shall be in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal of, premium, if any, and accrued interest on the Notes to the date of maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith) or any other agreement or instrument to which the Company or any other Obligor is a party or by which they are bound, (E) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, and (F) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

With respect to the foregoing clause (1), the Company’s obligations under Section 7.07 shall survive.  With respect to the foregoing clause (2), the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive such satisfaction and discharge.  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

Section 8.02                             Defeasance and Discharge of Indenture.  The Obligors shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Notes, and the provisions of this Indenture shall no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

(A)                               with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, shall provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient (which, with respect to U.S. Government Obligations, such sufficiency shall be in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

(B)                               the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and shall be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon a change in applicable U.S. federal income tax law after the Closing Date or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(C)                               immediately after giving effect to such deposit, on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (A) above and the granting of Liens in connection therewith), and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (A) above and the granting of Liens in connection therewith) or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(D)                               if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes shall not be delisted as a result of such deposit, defeasance and discharge; and

(E)                                the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

Notwithstanding the foregoing, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.  If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(l) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.01, then the Company’s obligations under Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

Section 8.03                             Defeasance of Certain Obligations.  The Obligors may omit to comply with any term, provision or condition set forth in clause (3) of Section 5.01 and Sections 4.03 through 4.11, Sections 4.14 through 4.17, and Section 4.19, and clause (3) of Section 6.01 with respect to clause (3) of Section 5.01, clause (4) of Section 6.01 with respect to Sections 4.03 through 4.11, Sections 4.14 through 4.17, and Section 4.19, and clauses (5), (6), (9) and (10) of Section 6.01 shall be deemed not to be Events of Default, in each case, with respect to the outstanding Notes if:

(1)                                 with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, shall provide, not later than one day before the due date of any payment referred to in this clause (1), money in an amount or (C) a combination thereof in an amount, in each case, sufficient (which, with respect to U.S. Government Obligations, such sufficiency shall be in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

(2)                                 the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

(3)                                 immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith), and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith) or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(4)                                 the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes shall not be delisted as a result of such deposit, defeasance and discharge; and

(5)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

Section 8.04                             Application of Trust Money.  Subject to Sections 8.05 and 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.05                             Repayment to Company.  Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining shall be repaid to the Company.  After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Sections 8.01, 8.02 and 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.06                             Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01                             Without Consent of Holders.  The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution), and the Trustee and, if applicable, the Collateral Agent (upon delivery to the Trustee and, if applicable, the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel confirming compliance of such amendment or supplement with the requirements of this Indenture) may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement without notice to or the consent of any Holder:

(1)                                 to cure any ambiguity, defect or inconsistency, provided that such action shall not adversely affect the interests of the Holders of the Notes;

(2)                                 to comply with Article Five or Section 10.05;

(3)                                 to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

(4)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(5)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(6)                                 to add one or more initial or additional Guarantees on the terms required by this Indenture;

(7)                                 to grant Liens or add to the Collateral securing the Notes, or cause the Liens in the Collateral securing the Notes to become perfected;

(8)                                 to conform the terms of the applicable document to the terms set forth under “Description of Notes” in the Final Offering Memorandum;

(9)                                 to provide for the issuance of Additional Notes; or

(10)                          to make any change that, in the good faith opinion of the Board of Directors of the Company as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

Section 9.02                             With Consent of Holders.

(a)                                 Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company and the Subsidiary Guarantors, when authorized by their Boards of Directors (as evidenced by a Board Resolution), and the Trustee, and if, applicable, the Collateral Agent may amend this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement (upon the Trustee’s receipt of an Officers’ Certificate and Opinion of Counsel confirming compliance of such modification or amendment with the requirements of this Indenture) with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company and the Subsidiary Guarantors or any other Restricted Subsidiaries with any provision of this Indenture or the Notes; provided, however, that no such modification, amendment or waiver may, without the consent of each affected Holder (with respect to any Notes held by a non-consenting Holder):

(1)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the provisions with respect to the redemption of the Notes described under Section 3.01; provided, however, that any modification or amendment of Section 4.10 and Section 4.11 occurring prior to any obligation of the Company to purchase Notes arising thereunder shall not be deemed to change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)                                 reduce the principal amount of, or interest or premium, if any, on any Note;

(3)                                 change the place or currency of payment of principal of, or interest or premium, if any, on any Note;

(4)                                 impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) on any Note or any Subsidiary Guarantee;

(5)                                 reduce the percentage of outstanding Notes, the consent of whose Holders is necessary to modify or amend this Indenture or the Notes, waive future compliance with any  provision of this Indenture or the Notes or waive past Defaults;

(6)                                 waive a default in the payment of principal of, or interest or premium, if any, on the Notes; or

(7)                                 release any Subsidiary Guarantee other than pursuant to the terms of this Indenture.

(b)                                 In addition, any amendment to, or waiver of, the provisions of this Indenture, any Collateral Document or the Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

(c)                                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Article Nine becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company shall mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03                             Revocation and Effect of Consent.  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note.  Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver shall become effective upon receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in Section 9.02.  In case of an amendment or waiver of the type described in Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

Section 9.04                             Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee.  At the Company’s expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms.  Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                             Trustee to Sign Amendments, Etc.  The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel complying with Section 12.03 and Section 12.04 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it shall be valid and binding upon the Company.  Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.06                             Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN

SUBSIDIARY GUARANTEES

Section 10.01                      Subsidiary Guarantees.  Subject to this Article Ten, each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, such Subsidiary Guarantor shall be obligated to pay such amount immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Subject to Section 10.02, each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the Notes or this Indenture, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the Notes or this Indenture or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or as otherwise permitted by this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Holders and the Trustee, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

Section 10.02                      Limitation on Subsidiary Guarantor Liability.  Each Subsidiary Guarantor and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Subsidiary Guarantee does not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under this Subsidiary Guarantee and this Article Ten shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Subsidiary Guarantor that are relevant under such laws, result in the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee to not constitute a fraudulent transfer or conveyance.

Section 10.03                      Execution and Delivery of Subsidiary Guarantees.  Each Subsidiary Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indentures pursuant to Section 4.19 and this Section 10.03 shall evidence its Subsidiary Guarantee set forth in Section 10.01 without the need for any further notation on the Notes.

Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to such Subsidiary Guarantee.

If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or any supplemental indenture no longer holds that office at the time the Trustee authenticates the Notes or at any time thereafter, such Subsidiary Guarantor’s Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

In the event that the Company creates or acquires any new Subsidiary subsequent to the date of this Indenture, if required by Section 4.19, the Company agrees to cause each such Subsidiary to execute a supplemental indenture to this Indenture and a Subsidiary Guarantee in accordance with Section 4.19 and this Article Ten, to the extent applicable.  In addition, the Company agrees to use commercially reasonable efforts to cause each of its Restricted Subsidiaries, whether existing on the date of this Indenture or created or acquired subsequent to the date of this Indenture, that is otherwise eligible to be a Subsidiary Guarantor under the definition of “Subsidiary Guarantor” to obtain all material authorizations and consents of governmental authorities required in order for such Restricted Subsidiary to guarantee the Notes at the earliest practicable date and to enter into a Subsidiary Guarantee promptly thereafter.  For purposes of this Section 10.03, the requirement to use “commercially reasonable efforts” shall not be deemed to require the Company or such Restricted Subsidiary to make material payments in excess of normal fees and costs to or at the direction of governmental authorities or to change the manner in which it conducts its business in any respect that the management of the Company shall determine in good faith to be adverse or materially burdensome.

Section 10.04                      Release of Subsidiary Guarantor.

(a)                                 Any Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee, (i) upon any sale or other disposition (in a transaction that complies with this Indenture) by the Company and its Restricted Subsidiaries of their Capital Stock or other ownership interests in such Subsidiary Guarantor such that such Subsidiary Guarantor immediately following such sale or disposition ceases to be a Subsidiary of the Company or any Restricted Subsidiary; (ii) upon the sale of all or substantially all of the assets of such Subsidiary in a transaction that complies with this Indenture; (iii) if the Company properly designates that Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture; (iv) if the Company exercises its legal defeasance option pursuant to Section 8.02 or its covenant defeasance option pursuant to Section 8.03; or (v) upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company and any Subsidiary Guarantor that are then due and payable.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Subsidiary Guarantor under this Section 10.04 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

(b)                                 Any Subsidiary Guarantor not released, in accordance with the terms of this Indenture, from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in and subject to this Article Ten.

Section 10.05                      Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.  The Company shall not permit any Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with Section 10.04) to consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than the Company or another Subsidiary Guarantor) or permit any Person (other than another Subsidiary Guarantor) to merge with or into such Subsidiary Guarantor, unless:

(A)                               (1) such Subsidiary Guarantor shall be the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased such Subsidiary Guarantor’s property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under the Notes, the applicable Subsidiary Guarantee, this Indenture, the Registration Rights Agreement, the Collateral Documents and consents to the Intercreditor Agreement;

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 the Collateral owned by or transferred to the Subsidiary Guarantor or the continuing Person, as applicable, shall (i) continue to constitute Collateral under this Indenture and/or the Collateral Documents, (ii) be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (iii) not be subject to any Lien other than Permitted Liens and as otherwise permitted by Section 4.08; and

(4)                                 such Subsidiary Guarantor delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; or

(B)                               such transaction constitutes a sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor or the sale, conveyance, transfer, lease or other disposition of all or substantially all of such Subsidiary Guarantor’s property and assets (in each case other than with, into or to the Company or another Subsidiary Guarantor) otherwise permitted by this Indenture.

The Subsidiary Guarantee of such Subsidiary Guarantor shall be released to the extent set forth under Section 10.04.

ARTICLE ELEVEN

COLLATERAL AND SECURITY

Section 11.01                      The Collateral.

(a)                                 The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Subsidiary Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.07 and Section 8.06 herein, and the Notes and the Subsidiary Guarantees thereof and the Collateral Documents, shall be secured by Liens on the Collateral, as provided in the Collateral Documents which the Company and the Subsidiary Guarantors party thereto have entered into simultaneously with the execution of this Indenture and shall be secured as provided in all additional Collateral Documents hereafter delivered, from time to time, as required or permitted by this Indenture.

(b)                                 The Company and the Subsidiary Guarantors hereby agree that the Collateral Agent shall hold the Collateral for the benefit of the Notes Secured Parties, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement, and each of the Collateral Agent and the Trustee is hereby authorized to execute and deliver each of the Collateral Documents and the Intercreditor Agreement, as applicable.

(c)                                  Regions Bank is hereby designated and appointed as the initial Collateral Agent for the Holders under the Collateral Documents. Each Holder, by its acceptance of any Notes and the Subsidiary Guarantees thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and exercise of remedies) and the Intercreditor Agreement, as the same may be in effect or as may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent and the Trustee, as applicable, to execute and deliver each of the Collateral Documents and the Intercreditor Agreement and all other instruments relating thereto and to perform its obligations and exercise its rights and powers under this Indenture, the Collateral Documents and the Intercreditor Agreement in accordance herewith and therewith together with such other obligations and rights as are reasonably incidental hereto and thereto.

Section 11.02                      Additional Pari Passu Lien Indebtedness.  Any additional Pari Passu Lien Indebtedness Incurred by the Company or a Subsidiary Guarantor shall be pari passu with the obligations under the Notes, this Indenture, the Subsidiary Guarantees and Collateral Documents, shall be guaranteed on a pari passu basis by each Subsidiary Guarantor and shall be secured equally and ratably with the obligations under the Notes, this Indenture, the Subsidiary Guarantees and Collateral Documents by Liens on the Collateral held by the Collateral Agent for as long as the Notes and the Subsidiary Guarantees are secured by the Collateral.

Section 11.03                      Further Assurances.  The Company shall, and each of the Subsidiary Guarantors shall, do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably deem necessary or advisable, to assure and confirm that the Collateral Agent holds, for the benefit of the Notes Secured Parties, duly created and enforceable, perfected Liens upon all of the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, this Indenture and the Collateral Documents.

Upon the reasonable request of the Collateral Agent at any time and from time to time, the Company shall and each of the Subsidiary Guarantors shall promptly execute, acknowledge and deliver such Collateral Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture and the Collateral Documents.

Notwithstanding the preceding two paragraphs, with respect to any Excluded Property that is included in the Collateral as a result of a grant of a Lien in such Excluded Property in favor of any other Pari Passu Lien Indebtedness (including, for the avoidance of doubt, under the Initial Credit Agreement but excluding any Excluded Property of the type described in clause (l) of the definition thereof, which shall not be included in the Collateral), the Company and the Subsidiary Guarantors shall not be required to take any action to perfect any Lien in such Excluded Property beyond the actions, if any, required by the holders or Authorized Representative of such other Pari Passu Lien Indebtedness.

Section 11.04                      Insurance.  The Company and the Subsidiary Guarantors shall:

(1)                                 keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)                                 maintain such other insurance, to such extent and against such as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to properties material to the business of the Company and its Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations; and

(3)                                 maintain such other insurance as may be required by the Collateral Documents.

Section 11.05                      Release of Liens on the Collateral.

(a)                                 The Liens on the Collateral shall automatically and without any need for any further action by any Person be released:

(1)                                 in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2)                                 in whole upon:

(A)                               satisfaction and discharge of this Indenture as set forth in Section 8.02;

(B)                               a legal defeasance or covenant defeasance of this Indenture as set forth in Section 8.03; or

(3)                                 in part, as to any property that (x) is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition, (y) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee in accordance with this Indenture, concurrently with the release of such Subsidiary Guarantee (including in connection with the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary), or (z) that is included in the Collateral as a result of a grant of a Lien in Excluded Property in favor of any other Pari Passu Lien Indebtedness, upon the release of such Lien in favor of such other Pari Passu Lien Indebtedness pursuant to the terms of the applicable documents governing such other Pari Passu Lien Indebtedness;

(4)                                 in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described in Article Nine and upon delivery of instructions and any other documentation, in each case as required by this Indenture, the Collateral Documents and the Intercreditor Agreement, in a form satisfactory to the Collateral Agent; and

(5)                                 in part, in accordance with the applicable provisions of the Collateral Documents and the Intercreditor Agreement.

(b)                                 To the extent applicable, the Company shall cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security Documents, to be complied with after qualification of this Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee.  Notwithstanding anything to the contrary in this Section 11.05(b), the Company shall not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and/or its Staff, including “no action” letters or exemptive orders (whether issued to the Company or any other Person), all or any portion of Trust Indenture Act Section 314(d) is inapplicable to the applicable released Collateral.

(c)                                  In connection with any termination or release of any Liens in all or any portion of the Collateral pursuant to this Indenture or any of the Collateral Documents, the Collateral Agent shall promptly, at the sole expense of the Company, execute, deliver or acknowledge all documents, instruments and releases that have been requested, in writing, to release, reconvey to the Company and/or the Subsidiary Guarantors, as the case may be, such Collateral or otherwise give effect to, evidence or confirm such termination or release in accordance with the written directions of the Company and/or the Subsidiary Guarantor, as the case may be.

(d)                                 The release of any Collateral shall not be deemed to impair the security interests under the Collateral Documents in contravention of the provisions hereof if and to the extent such Collateral is released pursuant to the terms of this Indenture or upon termination of this Indenture.  The Trustee and each of the Holders acknowledge and direct the Trustee and the Collateral Agent that a release of Collateral or a Lien in accordance with the terms of any Collateral Document and this Article Eleven shall not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture.

(e)                                  As and when requested by the Company or any Subsidiary Guarantor, the Trustee shall instruct the Collateral Agent to authorize the filing of Uniform Commercial Code financing statement amendments, termination statements, or releases (which shall be prepared by the Company or such Subsidiary Guarantor) solely to the extent necessary to delete or release Liens on property or assets not required to be subject to a Lien under the Collateral Documents from the description of assets in any previously filed financing statements. If requested in writing by the Company or any Subsidiary Guarantor, the Trustee shall instruct the Collateral Agent to execute, at the sole expense of the Company, such documents, instruments or statements reasonably requested of it (which shall be prepared by the Company or such Subsidiary Guarantor) and to take such other action as the Company or any Subsidiary Guarantor may reasonably request to evidence or confirm that such property or assets not required to be subject to a Lien under the Collateral Documents described in the immediately preceding sentence has been released from the Liens of each of the Collateral Documents.  The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such written instructions from the Company, any Subsidiary Guarantor or the Trustee.

Section 11.06                      Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a)                                 Subject to the provisions of the Collateral Documents, the Intercreditor Agreement and the other provisions of this Indenture, each of the Trustee or the Collateral Agent may take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (ii) upon the occurrence and during the continuance of an Event of Default, collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiary Guarantors hereunder and thereunder. Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power (but not the obligation), upon the occurrence and during the continuance of an Event of Default, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral.

(b)                                 Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (provided that such action or omission by the Trustee or Collateral Agent does not constitute gross negligence or bad faith), for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Neither the Trustee nor the Collateral Agent shall have responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c)                                  Where any provision of the Collateral Documents requires that additional property or assets be added to the Collateral, the Company shall, or shall cause the applicable Subsidiary Guarantors to, take any and all actions reasonably required to cause such additional property or assets to be added to the Collateral and to create and maintain a valid and enforceable perfected first-priority security interest on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness in such property or assets (subject to Permitted Liens and Liens permitted by Section 4.08) in favor of the Collateral Agent for the benefit of the Notes Secured Parties, in each case in accordance with and to the extent required under the Collateral Documents.

(d)                                 In acting under the Collateral Documents and the Intercreditor Agreement, the Trustee and Collateral Agent shall have all the protections, rights and immunities given to them under this Indenture.

(e)                                  For the avoidance of doubt, upon receipt of any payment by the Collateral Agent or the Trustee pursuant to Section 2.01(a)(ii) of the Intercreditor Agreement, the Company, the Subsidiary Guarantors and the Holders agree that, as among them, such payments shall be made and such funds applied in accordance with Section 6.10 of this Indenture, and in every case whatsoever, the Trustee and the Collateral Agent shall each be paid amounts owed them under this Indenture, the Intercreditor Agreement and the Collateral Documents prior to payments (pursuant to Section 6.10 of this Indenture) being made to the Holders.

(f)                                   The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(g)                                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six hereof or by the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.06).

(h)                                 The Collateral Agent may resign at any time by written notice to the Trustee and the Company, such resignation to be effective only upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Company shall promptly appoint a successor collateral agent. If no successor collateral agent is appointed by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.06 (and Section 7.07 hereof) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(i)                                     In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.07                      Collateral Reports and Opinions.

(a)                                 The Company shall deliver an Officers’ Certificate to the Collateral Agent and the Trustee within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, commencing with November 15, 2013, to the effect that all releases of Collateral during the preceding six-month period ended on May 1 and November 1, respectively, of such year in the ordinary course of the business of the Company or any Subsidiary Guarantor were not prohibited by this Indenture.

(b)                                 To the extent applicable, the Company shall comply with the provisions of TIA Section 314(b) following qualification of this Indenture pursuant to the TIA, except to the extent such compliance is not required as set forth in any SEC regulation or rule or in any interpretation by the SEC or by the Staff of the SEC of such provisions, regulation or rule (including in any no-action or interpretive letter or exemptive order issued by the SEC or by the Staff of the SEC, whether issued to the Company or any other Person). Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Company shall furnish such opinion not more than 60, but not less than 30, days prior to each September 30.

(c)                                  The Company shall deliver to the Collateral Agent, not later than the date on which the each Compliance Certificate is delivered to the Trustee in accordance with the terms of the Section 4.16, a list of each application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency or any political subdivision thereof, filed by or on behalf of the Company or any Subsidiary Guarantor since the later of the Closing Date or the date of the last report delivered pursuant to this Section 11.07(c).

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01                      Trust Indenture Act of 1939.  Prior to the effectiveness of the Registration Statement, if and to the extent required by the TIA, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.  After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 12.02                      Notices.  Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

if to the Company:

EarthLink, Inc.
1375 Peachtree Street

Atlanta, Georgia 30309

Telecopier No.:  (404) 892-7616

Attn: Corporate Secretary

if to the Trustee or an Agent:

Regions Bank

Corporate Trust Department

1180 West Peachtree Street

Suite 1200

Atlanta, GA 30309

Telecopier No.:  (404) 581-3770

Attn:  Corporate Trust

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to it if so mailed within the time prescribed.  Any notice or communication shall also be so mailed to any Person described in TIA

Section 313(c), to the extent required by the TIA.  Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders.  Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.03                      Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

Section 12.04                      Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                 a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(3)                                 a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 12.05                      Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership or limited liability company, on behalf of such corporation, partnership or limited liability company, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Security Register.

Section 12.06                      Rules by Trustee, Paying Agent or Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.07                      Payment Date Other Than a Business Day.  If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

Section 12.08                      GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09                      No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                      No Recourse Against Others.  No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling Person, as such, of either the Company or any Subsidiary Guarantor, or of any successor Persons, either directly or through the Company or any Subsidiary Guarantor, or any successor Persons, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Section 12.11                      Successors.  All agreements of the Company or the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12                      Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13                      Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14                      Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 12.15                      WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.16                      Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of page intentionally left blank.]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

EARTHLINK, INC.

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Executive Vice President, Chief Financial Officer

BTI TELECOMCORP.
BUSINESS TELECOMOF VIRGINIA, INC.
BUSINESS TELECOM, INC.
CHOICE ONE COMMUNICATIONS OF
CONNECTICUT INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF
MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF NEWYORK
INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF
PENNSYLVANIA INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND
INC.
CHOICE ONE COMMUNICATIONS OF VERMONT
INC.
CHOICE ONE COMMUNICATIONS RESALE L.L.C.
CHOICE ONE OF NEWHAMPSHIRE INC.
CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE&COMMUNICATION
SYSTEMS, INC.
CONVERSENT COMMUNICATIONS LONG DISTANCE,
LLC
CONVERSENT COMMUNICATIONS OF
CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE,
LLC
CONVERSENT COMMUNICATIONS OF
MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW
HAMPSHIRE, LLC

S-1

CONVERSENT COMMUNICATIONS OF NEWJERSEY,
LLC
CONVERSENT COMMUNICATIONS OF NEW
YORK, LLC
CONVERSENT COMMUNICATIONS OF
PENNSYLVANIA, LLC
CONVERSENT COMMUNICATIONS OF RHODE
ISLAND, LLC
CONVERSENT COMMUNICATIONS OF
VERMONT, LLC
CONVERSENT COMMUNICATIONS RESALE
L.L.C.
CTC COMMUNICATIONS CORP.
CTC COMMUNICATIONS OF VIRGINIA, INC.
DELTACOM, LLC
EARTHLINK BUSINESS HOLDINGS, LLC
EARTHLINK BUSINESS, LLC
EARTHLINK CARRIER, LLC
EARTHLINK MANAGED SERVICES, LLC
EARTHLINK SHARED SERVICES, LLC
ITC^DELTACOM, INC.
LIGHTSHIP TELECOM, LLC
US XCHANGE INC.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF INDIANA, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Executive Vice President, Chief Financial
Officer

2

REGIONS BANK,
as Trustee

By:	/s/ Thomas E. Clower
Name: Thomas E. Clower
Title: Vice President

S-1

EXHIBIT A

[FACE OF NOTE]

EARTHLINK, INC.

7.375% Senior Secured Notes due 2020

CUSIP No. 270321 AD4

No. R-001	$300,000,000

EARTHLINK, INC., a Delaware corporation (the “Company”), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of THREE HUNDRED MILLION U.S. DOLLARS ($300,000,000) on June 1, 2020.

Interest Payment Dates:  June 1 and December 1, commencing on December 1, 2013.

Regular Record Dates:  May 15 and November 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date: May 29, 2013	EARTHLINK, INC.

By:
Name: Bradley A. Ferguson
Title: Executive Vice President, Chief Financial Officer

A-2

(Trustee’s Certificate of Authentication)

This is one of the 7.375% Senior Secured Notes due 2020 described in the within-mentioned Indenture.

REGIONS BANK,
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

EARTHLINK, INC.

7.375% Senior Secured Notes due 2020

1.                                      Principal and Interest.

The Company shall pay the principal of this Note on June 1, 2020.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

Interest shall be payable semi-annually (to the Holders of record of the Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing on December 1, 2013.

Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors shall be obligated to consummate an exchange offer registered under the Securities Act (the “Exchange Offer”).  Upon such Exchange Offer, the Holders of the Notes shall have the right, subject to compliance with securities laws, to exchange the Notes for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Notes.  The Holders of the Notes shall be entitled to receive certain Additional Interest payments in the event the Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.

Holders may be entitled to receive Additional Interest payments in the event the Company fails to file specified reports and other information with the SEC or to provide such reports and other information to the Trustee.

Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 2013; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 1% in excess of the rate otherwise payable.

2.                                      Method of Payment.

The Company shall pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each June 1 and December 1, commencing on December 1, 2013, to the Persons who are Holders (as reflected in the Security Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to a Paying Agent on or after June 1, 2020.

The Company shall pay principal, premium, if any, and, as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal, premium, if any, and interest by check payable in such money.  It may mail an interest check to a Holder’s registered address (as reflected in the Security Register).  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.                                      Paying Agent and Registrar.

Initially, the Trustee shall act as authenticating agent, Paying Agent and Registrar.  The Company may change any authenticating agent, Paying Agent or Registrar without notice to the Holders.  The Company, any Subsidiary or any Affiliate of any of them generally may act as Paying Agent, Registrar or co-Registrar.

4.                                      Indenture:  Limitations.

The Company issued the Notes under an Indenture, dated as of May 29, 2013 (as amended, amended and restated or supplemented from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and Regions Bank, as trustee (the “Trustee”).  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general obligations of the Company.

5.                                      Optional Redemption.

The Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, on and after June 1, 2016 and prior to maturity, upon not less than 45 days’ prior written notice to the Trustee and not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on June 1 of the following years:

Year	Redemption Price
2016	105.531%
2017	103.688%
2018	101.844%
2019 and thereafter	100.000%

Prior to June 1, 2016, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the net proceeds from one or more Equity Offerings at a Redemption Price (expressed as a percentage of principal amount) of 107.375% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record

Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date); provided, however, that (i) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) initially issued under the Indenture remains outstanding immediately after each such redemption and (ii) notice of such redemption is mailed within 90 days after the closing of the related Equity Offering.

Prior to June 1, 2016, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the Notes upon not less than 45 days’ prior written notice to the Trustee and not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the Security Register, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

Notes in original denominations larger than $2,000 may be redeemed in part.  On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.                                      Repurchase Upon Change of Control.

The Company shall commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to, but excluding, the Payment Date.

A notice of such Change of Control shall be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register.  Notes in original denominations larger than $2,000 may be sold to the Company in part.  On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.                                      Denominations; Transfer:  Exchange.

The Notes are in registered form without coupons in denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes selected for redemption.  Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.                                      Persons Deemed Owners.

A Holder shall be treated as the owner of a Note for all purposes.

9.                                      Unclaimed Money.

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request.  After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.                               Discharge Prior to Redemption or Maturity.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company shall be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company shall be discharged from certain covenants set forth in the Indenture.

11.                               Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.  Without notice to or the consent of any Holder, the Company, the Trustee or, if applicable, the Collateral Agent (upon delivery to the Trustee and, if applicable, the Collateral Agent of any Officers’ Certificate and an Opinion of Counsel confirming compliance of such amendment or supplement with the requirements of the Indenture) may amend or supplement the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement to, among other things, cure any ambiguity, defect or inconsistency in the Indenture (provided that such action does not adversely affect the interests of the Holders of the Notes) and make any change that does not materially and adversely affect the rights of any Holder.

12.                               Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales or engage in transactions with Affiliates and on the ability of the Company to merge, consolidate or transfer substantially all of its assets.  Within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2013, the Company must report to the Trustee on compliance with such limitations.

13.                               Successor Persons.

When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations.

14.                               Defaults and Remedies.

The following events constitute “Events of Default” under the Indenture: (1) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (2) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (3) default in the performance or breach of the provisions of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.11 of the Indenture; (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 60 consecutive days after written notice by the

Trustee to the Company or by the Holders of 25% or more in aggregate principal amount of the Notes to the Company and the Trustee; (5) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (8) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; (9) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or (10) with respect to any Collateral having a fair market value in excess of $20.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the Collateral Documents and the terms of the Indenture or the Intercreditor Agreement, as applicable, other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity and/or security satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.                               Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.                               No Recourse Against Others.

No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling Person, as such, of either the Company or any Subsidiary Guarantor, or of any successor Persons, either directly or through the Company or any Subsidiary Guarantor, or any successor Persons, shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

17.                               Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.                               Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Company shall furnish a copy of the Indenture to any Holder upon written request and without charge.  Requests may be made to EarthLink, Inc., 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Corporate Secretary.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL NOTES OTHER THAN EXCHANGE NOTES,
PERMANENT OFFSHORE GLOBAL NOTES AND
PERMANENT OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date on which the Shelf Registration Statement referred to in the Closing Date Registration Rights Agreement is declared effective or (ii) the end of the period referred to in the second sentence of Rule 144(b)(1)(i) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐ (a)                                           this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder,

or

☐ (b)                                           this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the Box:  ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount:   $                                            .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Form of Certificate to Be Delivered in
Connection with Transfers Pursuant to Regulation S

,

Regions Bank
Corporate Trust Department

1180 West Peachtree Street, Suite 1200

Atlanta, GA 30309

Re:                EarthLink, Inc. (the “Company”)
7.375% Senior Secured Notes due 2020 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of U.S.$                       aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                 the offer of the Notes was not made to a person in the United States;

(2)                                 at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3)                                 no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

B-1

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-2